Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Unity Software Inc. of our report dated March 30, 2022 relating to the financial statements of ironSource Ltd., which appears in ironSource Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 9, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited